Exhibit 99.1
—For Immediate Release —
RAE Systems Signs Definitive Agreement to be Acquired by
Battery Ventures for $1.60 per share
— RAE Systems to hold conference call today at 8:00 a.m. Pacific Time —
SAN JOSE, Calif. — September 20, 2010 – RAE Systems Inc. (NYSE AMEX: RAE), a leader in delivering innovative sensor solutions to serve industrial, energy, environmental, and government safety markets worldwide, signed a definitive agreement to be acquired for $1.60 per share in cash by an affiliate of Battery Ventures, a multi-stage investment firm focused on technology and innovation worldwide. The purchase price represents a premium of approximately 53.8% over RAE System’s closing share price on September 17, 2010, and a premium of approximately 85.1% over RAE System’s average closing share price for the 30 trading days ending on September 17, 2010.
This transaction is subject to customary closing conditions, including the approval of RAE Systems’ stockholders. There is no financing condition to the transaction.
“Over the years, we have built a strong reputation in the safety industry, a quality, diverse product and technology portfolio, and a dedicated, result-oriented employee base, all of which are contemplated in this transaction,” said Robert Chen, RAE Systems president and chief executive officer. “After an extensive review of our strategic alternatives, the special committee of our board of directors has determined that this transaction provides for the best value to our stockholders. RAE Systems has successfully navigated through a great deal of change over the past few years. With this newest evolution, RAE Systems will leverage Battery Ventures’ strategy and vision to help increase its industry presence via organic growth and complementary acquisitions. Looking ahead, we will continue to execute on our strategy to be a leading innovator through the advancement of intelligent, connected, wireless gas and radiation detection solutions. Throughout this transaction, RAE Systems management and employees will remain committed to customer service, quality and operating excellence.”

—For Immediate Release —
Jesse Feldman, Battery Ventures Partner, stated, “RAE Systems has significant long-term market growth potential, and we are excited to partner with the company on driving this growth both organically and through strategic acquisitions. Our prior experience and growing interest in industrial technologies makes RAE Systems a natural investment for Battery. We are eager to support the company through its next phase of evolution and look forward to working with RAE’s talented employee base, valuable customer and partner ecosystems, and industry leading technology platform to get there.”
A special committee of the RAE Systems Board of Directors and the disinterested members of the board have unanimously approved the agreement and recommend RAE Systems’ stockholders approve the transaction.
The company will file a proxy statement with the Securities and Exchange Commission, and a shareholder meeting will be held within 60 days following the SEC’s review. Management will hold a conference call to discuss this transaction today, September 20, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time). Access instructions for the call are included later in this release.
After the completion of this transition, the RAE Systems board of directors will include Mr. Chen and Dr. Peter C. Hsi, co-founders of RAE Systems, who will also remain as stockholders in RAE Systems, as well as Mr. Feldman and Morgan Jones of Battery Ventures.
UBS Investment Bank is acting as financial advisor to the Special Committee of the Board of RAE Systems, and Fenwick & West LLP, is acting as legal advisor to the Special Committee.
Conference Call Details
The conference call will take place today, September 20, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time). The conference call will feature remarks by Robert I. Chen, chief executive officer. Mr. Chen and Randall Gausman, chief financial officer, will be available for a question-and-answer

—For Immediate Release —
session. The call can be accessed in the U.S., toll-free, by dialing 888-656-7430 and internationally by dialing +01-913-981-5583 approximately 15 minutes prior to the start of the call. Please use pass-code: 5094348. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.raesystems.com. A replay of the call will also be available via telephone for two days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial 888-203-1112. International callers please dial +1- 719-457-0820. Enter access code 5094348.
About Battery Ventures
Since 1983, Battery has been investing in technology and innovation worldwide. The firm partners with entrepreneurs and management teams across technology sectors, geographies and stages of a company’s life, from start-up and expansion financing, to growth equity and buyouts.
Battery has supported many breakthrough companies around the world, including @stake (acquired by Symantec), Airespace (acquired by Cisco), Akamai Technologies, Inc. (NASDAQ: AKAM), Bladelogic (acquired by BMC Software), Cbeyond (NASDAQ: CBEY), Healthvision (acquired by Lawson), LIFFE (acquired by Euronext), Neoteris (acquired by Netscreen), Nova Analytics (acquired by ITT) and Omniture (acquired by Adobe). Its current portfolio includes firms such as Brightree, Consona, ExactTarget, GreenBytes, HighJump Software, Nova Holdings LLC, Opscode, Rogue Wave Software and Vero Software.
Battery has a long history of technology-based private equity transactions and is adept at complex deal structures across a variety of market sectors. From offices in Boston, Silicon Valley and Israel, Battery manages $4 billion in committed capital, including its current fund of $750M. For more information, visit www.battery.com.
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable connected, intelligent gas detection systems that enable real-time safety and security threat detection. RAE Systems products are used in more than 95 countries by many of the world’s leading corporations and government agencies.RAE Systems offers a full line of wirelessly enabled solutions including personal, hand-held, transportable, and fixed instruments designed to meet the needs of any usage scenario. Applications include energy production, refining, industrial and environmental safety, public venue safety and government first responder markets. For more information about RAE Systems, please visit www.raesystems.com.
Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation:

—For Immediate Release —
expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors, the resolution of issues associated with the Company’s Foreign Corrupt Practices Act, investigation and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.
Additional Information About the Transaction and Where You Can Find It
In connection with the transaction, RAE Systems will file a proxy statement with the SEC for RAE System’s special stockholder meeting and stockholders are strongly advised to read the proxy statement when it becomes available because it will contain important information about the Merger. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by RAE Systems at the SEC’s web site at http://www.sec.gov. The proxy statement (when available) and other relevant documents may also be obtained for free from RAE Systems by directing a request to RAE Systems, Inc., c/o Investor Relations, 3775 North First Street, San Jose, California 95134, telephone: 408-952-8200.
RAE Systems and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Certain information regarding the interests of such directors and executive officers is included in RAE System’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the SEC on April 23, 2010, and information concerning all of the participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s website at http://www.sec.gov and from RAE Systems, Inc., c/o Investor Relations, 3775 North First Street, San Jose, California 95134, telephone: 408-952-8200.

IR Contact:	Amy Grady
Becky Herrick	Battery Ventures
Lippert/Heilshorn & Associates, Inc	ph: 650-372-3939
ph: 415-433-3777	agrady@battery.com
bherrick@lhai.com

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